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Exhibit 23.5

CONSENT OF BEAR, STEARNS & CO. INC.

        We hereby consent to (i) the inclusion of our opinion letter, dated April 26, 2007, to the Board of Directors of Harman International Industries, Inc. (the "Opinion") as Annex B to the proxy statement included in the Registration Statement on Form S-4 of Harman International Industries, Inc. (the "Company") filed on August 8, 2007 (the "Registration Statement") relating to the merger of the Company and KHI Parent, Inc., a company formed by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. and GS Capital Partners, an affiliate of Goldman, Sachs & Co. and (ii) all references to Bear, Stearns & Co. Inc. and all summaries of, or excerpts from, the Opinion, in each case in the sections captioned "Opinion of Financial Advisor to Harman," "Opinion of Harman's Financial Advisor," "The Merger—Background of the Merger" and "The Merger—Reasons for the Merger; Recommendation of Harman's Board," "Forecasted Financial Information," and "The Merger Agreement—Representations and Warranties" in the proxy statement which forms a part of the Registration Statement.

        Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

BEAR, STEARNS & CO. INC.
By:	/s/ CHARLES S. EDELMAN Charles S. Edelman Senior Managing Director

New York, New York
August 7, 2007

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  Exhibit 23.5
CONSENT OF BEAR, STEARNS & CO. INC.